Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2026 with respect to the financial statements of Cartesian Growth Corporation III for the year ended December 31, 2025 included in the Annual Report on Form 10-K.
/s/ CBIZ CPAs P.C.
Houston, Texas
August 12, 2026